Exhibit 10.1

Westergaard Holdings Ltd.

12757 54th Avenue, Surrey, BC  V3X 3Cl (604) 970-4992

September 1, 2015

Robert C. Silzer DSG Global Inc. 5455 - 152 Street
Suite 214 Surrey, BC V3S 5A5

Dear Mr. Silzer:

RE: Westergaard Holdings Ltd. - Subscription Agreement/Debt Settlement & Addendums

As you are aware, the first redemption of Series A Convertible Preferred Shares by DSG Global Inc., for a total redemption price of US$1,250,000 was due to conclude August 31, 2015.

I am well aware that you and DSG Global Inc. are making valiant efforts to raise capital, thus I am pleased to advise you as follows:

1.	I hereby extend the August 31, 2015 redemption date noted in the Third Addendum to Subscription Agreement/Debt Settlement to September 30, 2015.

2.	I hereby extend the September 30, 2015 redemption date noted in the Third Addendum to Subscription Agreement/Debt Settlement to October 30, 2015.

3.	I hereby extend the November 1, 2015 redemption date noted in the Third Addendum to Subscription Agreement/Debt Settlement to December 1, 2015.

In the event that you and the company require the redemption dates as set out above to be extended further, I am amenable to further, future extensions of the redemption dates as set out above, subject to being satisfied that the company is moving forward in a positive manner in its efforts to raise capital and generate a profit.

Yours very truly,

Westergaard Holdings Ltd.

/s/ Keith B. Westergaard
Keith B. Westergaard

keith.westergaard@gmail.com